Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AVENUE THERAPEUTICS, INC.

This Amended and Restated Certificate of Incorporation amends and restates the corporation’s certificate of incorporation under the name Avenue Therapeutics, Inc. originally filed February 9, 2015 with the Secretary of State of Delaware and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law by the Corporation’s directors and stockholders.

ARTICLE I

The name of the corporation is Avenue Therapeutics, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 3500 South DuPont Highway, in the City of Dover, Kent County, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation law (the “DGCL”), and to possess and exercise all of the powers and privileges granted by such law and any other law of the State of Delaware.

ARTICLE IV

1.          Common Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is fifty million (50,000,000) shares of Common Stock, with $0.0001 par value, of which 7,000,000 shares are designated as “Class A Common Stock” (the “Class A Common Stock”). The powers, preferences and relative participating, optional and other special rights of the respective classes of the Corporation’s capital stock or the holders thereof and the qualifications, limitations and restrictions thereof are as follows:

2.          Dividends. The Corporation shall declare, pay and set aside dividends among the holders of the shares of Common Stock and the Class A Common Stock, pro rata based on the number of shares of Common Stock held by each such holder, treating for this purpose all such shares of Class A Common Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Incorporation immediately prior to such declaration, payment or setting aside of dividends.

3.           Voting.

3.1         General.

3.1.1 Subject to Subsection IV.3.2.1, the holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.1.2           [Reserved].

3.1.3           Subject to Subsection IV.3.2.1, on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Class A Common Stock shall be entitled to cast for each share of Class A Common stock held by such holder as of the record date for determining stockholders entitled to vote on such matter, the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of the shares of outstanding Common Stock and the denominator of which is number of shares of outstanding Class A Common Stock.

3.1.4           Except as provided by law or by the other provisions of the Certificate of Incorporation, holders of Class A Common Stock shall vote together with the holders of Common Stock as a single class.

3.2         Election of Directors.

3.2.1           Notwithstanding any provision of the Bylaws of this Corporation, for a period of ten (10) years from the date of the first issuance of shares of Class A Common Stock (the “Class A Director Period”), the holders of record of the shares of Class A Common Stock (or other capital stock or securities issued upon conversion of or in exchange for the Class A Common Stock), exclusively and as a separate class, shall be entitled to appoint or elect the majority of the directors of the Corporation (the “Class A Directors”).

3.2.2           The holders of record of the shares of Common Stock (including Class A Common Stock) and of any other class or series of voting stock, exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation, if any.

Any director may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class(es) of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection IV.3.2.

4.           Conversion.

The holders of the Class A Common Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1         Right to Convert; Conversion Ratio. Each share of Class A Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one (1) fully paid and nonassessable share of Common Stock (the “Conversion Ratio”), subject to adjustment as provided below.

4.2         Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Class A Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Class A Common Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3         Mechanics of Conversion.

4.3.1           Notice of Conversion. In order for a holder of Class A Common Stock to voluntarily convert shares of Class A Common Stock into shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock), such holder shall surrender the certificate or certificates for such shares of Class A Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class A Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Class A Common Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver to such holder of Class A Common Stock , or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Class A Common Stock represented by the surrendered certificate that were not converted into Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock), and cash as provided in Subsection IV.4.2 in lieu of any fraction of a share of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Class A Common Stock.

4.3.2           Reservation of Shares. The Corporation shall at all times when Class A Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class A Common Stock, such number of its duly authorized shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) as shall from time to time be sufficient to effect the conversion of all outstanding Class A Common Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

4.3.3           Effect of Conversion. All shares of Class A Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Class A Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class A Common Stock accordingly.

4.3.4           Taxes and Liens. The Corporation shall pay any and all costs incurred by the Corporation to effect the conversion and shall pay any issue and other similar taxes that may be payable in respect of any issuance or delivery of any securities upon conversion of shares of Class A Common Stock pursuant to this Subsection IV.4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of securities in a name other than that in which the shares of Class A Common Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid. Upon conversion of each share of Class A Common Stock, the Corporation shall take all such actions as are necessary in order to ensure that the securities issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof (other than restrictions on transfer under applicable federal and state securities law and liens, charges and encumbrances arising through the holder thereof).

4.4         Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the effective date of this Certificate of Incorporation (the “Effective Date”) effect a subdivision of the outstanding Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) (by any stock split, stock dividend, recapitalization or otherwise), the applicable Conversion Ratio in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) issuable on conversion of each share of Class A Common Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) outstanding. If the Corporation shall at any time or from time to time after the Effective Date combine the outstanding shares of Common Stock, the applicable Conversion Ratio in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) issuable on conversion of each share of Class A Common Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock ) outstanding. Any adjustment under this Subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.5           Reserved.

4.6           Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Class A Common Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsection IV.4.4), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Class A Common Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of the applicable Class A Common Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in Subsection IV.4 with respect to the rights and interests thereafter of the holders of the Class A Common Stock, to the end that the provisions set forth in Subsection IV.4 (including provisions with respect to changes in and other adjustments of the applicable Conversion Ratio) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Class A Common Stock.

4.7           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Ratio pursuant to Subsection IV.4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the applicable series of Class A Common Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the applicable shares of Class A Common Stock are convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Class A Common Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Conversion Ratio then in effect, and (ii) the number of shares of Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Class A Common Stock.

4.8           Notice of Record Date. In the event, (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Class A Common Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or (b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, then the Corporation will send or cause to be sent to the holders of the Class A Common Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, liquidation, dissolution or winding up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Class A Common Stock ) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, liquidation, dissolution or winding up, and the amount per share and character of such exchange applicable to the Class A Common Stock and the Common Stock. Such notice shall be sent at least 15 days prior to the record date or effective date for the event specified in such notice.

5.          Waiver. Any of the rights, powers and other terms of the Class A Common Stock set forth herein may be waived on behalf of all holders of Class A Common Stock by the affirmative written consent or vote of the holders of at least seventy-five percent (75%) of the shares of Class A Common Stock then outstanding.

6.          Notices. Any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Class A Common Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.

ARTICLE V

The number of directors of the Corporation shall be fixed from time to time as provided in the Bylaws.

ARTICLE VI

Unless and except that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

ARTICLE VIII

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no present or former director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX

The Corporation will indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact such person is or was a director, officer or employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by the DGCL, and the Corporation may adopt Bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

ARTICLE X

Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the DGCL and the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

ARTICLE XI

The Corporation is to have perpetual existence.

ARTICLE XII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE XIII

The Corporation elects not to be governed by Section 203 of the DGCL. To the fullest extent permitted by section 122(17) of the DGCL, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any Excluded Opportunity, or in being offered an opportunity to receive notice of or participate in any Excluded Opportunity, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and no such individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity (“Person”) shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Person pursues or acquires such Excluded Opportunity, directs such Excluded Opportunity to another Person or fails to present such Excluded Opportunity, or information regarding such Excluded Opportunity, to the Corporation or its subsidiaries. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Class A Common Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation. Any Person purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII. Neither the alteration, amendment or repeal of this Article XIII nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article XIII shall eliminate or reduce the effect of this Article XIII in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article XIII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

* * * *

The undersigned hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed.

Dated: May 12, 2015

/s/ Lucy Lu, MD
Lucy Lu, MD
President